Exhibit 99.1

FOR IMMEDIATE RELEASE

Bed Bath & Beyond Provides Strategic Update in Letter to Shareholders

Targeted Investments to Drive Efficiencies and Stabilization

New CEO Expected to be Announced in Coming Weeks

UNION, N.J., Sept. 4, 2019 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today published a letter to shareholders providing a strategic update on the Company’s business transformation efforts. The full text of the letter, which can also be found at http://bedbathandbeyond.gcs-web.com/investor-relations, follows:

Dear Fellow Shareholders,

In recent months, we have initiated significant changes at Bed Bath & Beyond, including at the Board level and across the entire organization. Our objectives are to accelerate improvement in our financial performance, enhance our competitive positioning and ensure we have a best-in-class governance structure. While in its early stages, the transformation underway is advancing, and we wanted to share an update on the progress we are making toward achieving these objectives.

The Board and management team are aligned around four key priorities, which interim CEO Mary Winston communicated during the Company’s first quarter 2019 earnings conference call in July. These priorities include stabilizing and driving top-line growth; resetting the cost structure; reviewing and optimizing the Company’s asset base, including the portfolio of retail banners; and refining Bed Bath & Beyond’s organization structure. We are relentless in our pursuit of short-term opportunities to effect meaningful change, while laying the foundation for transforming our Company for long-term success. Some examples are:

Stabilizing and Driving Top-Line Growth – A rapid refresh of nearly 160 Bed Bath & Beyond stores is underway and is expected to be finished in advance of the 2019 holiday season. We expect this multi-million-dollar investment in physical improvements to be clearly visible to the customer and favorably impact the in-store shopping experience over the short term.

A longer-term comprehensive store renovation program, in conjunction with further investments in our customer-facing digital channels as well as marketing and loyalty initiatives, will further the goal to delight our customers whenever and wherever they experience our brand.

Resetting the Cost Structure – Cost savings from our comprehensive lease renewal efforts and the corporate workforce reduction announced in late July 2019, and certain other near-term actions, are expected to collectively take tens of millions of dollars out of the cost base of our business, increasing margins while also creating a more effective organization to meet the needs of our customers today and in the future.

Longer term, a substantial change in our sourcing and buying approach to increase the penetration of our private-label offerings should yield significant cost savings over the next two-to-three years and provide further product differentiation and a more favorable margin structure.

Reviewing and Optimizing Our Asset Base – An aggressive reduction of up to $1 billion of inventory is expected to be executed over the next 18 months, including the removal of excess aged inventory from our stores anticipated before the 2019 holiday season. This effort should allow us to quickly reset inventory levels in both our stores and distribution centers, as well as refresh our assortment, providing for newness and higher-margin products, all in an effort to drive customer traffic and support top-line performance.

Also, we continue to evaluate our fleet to create a better balance between our physical and digital presence within the markets we serve, to deliver the shopping experience our customers want. Furthermore, we expect to be able to take advantage of our heavy lease expiration cadence over the next couple of years, to close underperforming stores or relocate stores to improve sales and profitability on a per-store basis.

While our near-term priorities are primarily focused on Bed Bath & Beyond, we are also well underway with a review of the strategic alignment of all of the other business concepts and are assessing ways to better align or create value from these brands. In order to streamline and expedite this strategic review, we moved the reporting structure of all these other business concepts under one leader in conjunction with our other corporate workforce changes made in late July. While we cannot make any assurances, we are working with outside advisors, including Goldman Sachs, and are currently evaluating several different opportunities.

Board Transformation – Nine new independent directors have been appointed over the past few months, significantly reducing the average tenure of our Board. The new Board brings rich diversity of perspectives, backgrounds, ages, gender, race and ethnicity and reflects the diversity of the Company’s loyal customers and dedicated associates.

Our directors are leaders in global retail, merchandising, technology, logistics, finance and governance, and we believe that our refreshed Board is well-equipped to provide an appropriate and effective level of oversight and guidance as we move our Company forward in partnership with our talented and highly dedicated management team.

In this short time, we have also accomplished a great deal toward building a best-in-class governance structure to help us move more effectively toward our goals, including: appointing an independent chair; reconstituting each of our Board committees; appointing committee chairs and updating committee charters and governance policies; and establishing a Business Transformation and Strategic Review Committee to review and evaluate the ongoing business transformation and make recommendations on how the Company can best capitalize on and navigate the evolving retail environment.

CEO Search—Substantial progress has been made toward identifying the Company’s next permanent CEO. With the support of a leading executive search firm, the Board’s CEO Search Committee has undertaken a robust process to identify a leader who has a multifaceted skill set, including transformation and innovation experience in the retail sector as well as e-commerce and marketing experience. The caliber of candidates is outstanding, and we expect to be able to announce the hire of a world-class CEO in the coming weeks who will lead the Company and continue the transformation already underway.

As we continue to work toward executing on our business transformation, we remain confident in the strength of our brand and the future of Bed Bath & Beyond. Our focus on putting the customer at the center of our transformation, supported by data and insights, is intended to restore Bed Bath & Beyond to its iconic status and improve the Company’s competitive position.

While our teams are moving rapidly to address many near-term opportunities to stabilize the business and lay the foundation for sustainable growth, these are just the first steps in the Company’s ongoing business transformation. Mary will give a more fulsome update on the business activities supporting our strategic priorities during our next earnings conference call scheduled for Wednesday, October 2, 2019.

Thank you for your interest and support of Bed Bath & Beyond.

Sincerely,

Patrick R. Gaston

Chairman of the Board of Directors

Mary A. Winston

Interim Chief Executive Officer

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heart-felt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, anticipated cost savings and the anticipated announcement of the hiring of a permanent Chief Executive Officer. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization, including a permanent Chief Executive Officer; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for business concepts and to otherwise achieve its business strategies; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT:

Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT:

Nick Lamplough / Leigh Parrish - Joele Frank, Wilkinson, Brimmer Katcher,

(212) 355-4449